                                                                    Exhibit 4.12


                  FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT


          THIS AMENDMENT dated as of December 21, 1995 (the "Amendment") is entered into among KELLY SCOTT HEROLD, as Trustee, GREGORY KEITH SCOTT, DREW ERIC SCOTT, SAMUEL P. SCOTT, both Individually and as Joint Tenant with SHERRY J. SCOTT, GENERAL MANUFACTURED HOUSING, INC., a Georgia corporation ("GMH") and GMH ACQUISITION CORP., a Delaware corporation (the "Buyer") and amends the Stock Purchase Agreement dated as of October 10, 1995 (the "Original Agreement") by and among Kelly Scott Herold, as Trustee, Gregory Keith Scott, Drew Eric Scott, Samuel P. Scott and Sherry
J. Scott, as Joint Tenants, GMH and the Buyer (collectively, the "Original Parties").

                                  WITNESSETH:

          WHEREAS, the Original Parties entered into the Original
Agreement; and

          WHEREAS, since the execution of the Original Agreement, the parties have had further discussions regarding certain aspects of the terms of the Original Agreement; and

          WHEREAS, the parties hereto wish to amend the Original Agreement in order to accurately set forth their understandings and agreements regarding the terms of the Transaction;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein and in the Original Agreement, the parties hereto, intending to be legally bound, hereby amend the Original Agreement as follows:

          1. All capitalized terms used in this Amendment and not defined herein shall have the meanings given such terms in the Original Agreement.

          2. The Table of Contents is hereby deemed conformed to reflect the changes set forth below to the substantive provisions of the Original Agreement.

          3. The definition of "Sellers" set forth in the preamble to the Original Agreement is hereby deleted and the following definition added, in alphabetical order, to Section 1 of the Original Agreement:

          "Sellers" shall mean, collectively, Kelly Scott Herold, as Trustee, Gregory Keith Scott, Drew Eric Scott, Samuel P. Scott both Individually and as Joint Tenant with Sherry J. Scott, and each of the Sellers, individually, shall be a "Seller."


          4. The following definitions set forth in Section 1 of the Original Agreement are hereby amended and restated in their entirety to read as follows:

          "Closing Date" shall mean a date on or after the conditions specified in Sections 12 and 13 hereof have been satisfied or waived, but in no event later than December 31, 1995 or such other date as may be agreed to by the parties to this Agreement.

          5. The first sentence of subsection (a) of Section 3 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

          (a) Cash; Installment Notes. As consideration for the Stock, the Buyer, at the Closing, will pay to the Sellers cash in the amount of $46,000,000.

          6. Subsections (c), (d) and (e) of Section 3 of the Original Agreement are hereby amended and restated in their entirety to read as follows:

          (c) Interest. In addition to amounts payable under Section 3(a) above, the Buyer agrees to pay to the Sellers in cash, on the Closing Date, interest at the rate of $10,082 per day for each day from November 1, 1995 until and including the day immediately preceding the Closing Date, such amount to be allocated among the Sellers as set forth on Exhibit A hereto.

          (d)  Purchase Price Adjustment.

               (i) In addition to amounts payable pursuant to Sections 3(a) and 3(c) above, the Buyer shall pay the Sellers an additional amount, in the aggregate equal to the amount obtained by dividing (A) the product of (1) the consolidated taxable income of the Acquired Entities ("Taxable Income") for the period commencing on November 1, 1995 and ending on the day immediately preceding the Closing Date (the "Applicable Period") times (2) the difference between the maximum personal federal income tax rate in effect for such period and the federal capital gains rate in effect for such period by (B) 1 minus the federal capital gains rate in effect for such period. This additional amount will be calculated by the Buyer within 30 days after the last business day of the month in which the Closing occurs. Within 40 days after the last business day of the month in which the Closing occurs, the Buyer shall send the Sellers a copy of such calculation, together with such supporting detail as will enable the Sellers to verify such calculation. Within 10 days after their receipt of such calculation from the Buyer, the Sellers will advise the Buyer in writing whether they agree or disagree with the Buyer's calculations. If the Sellers agree with the Buyer's calculation, the Buyer shall remit the amount due to the Sellers by wire transfer within 10 days after its receipt of the Sellers' notice to that effect. If the Sellers disagree with the Buyer's calculation, the Buyer and the Sellers shall use their best efforts to resolve such disagreement. If the Sellers and the Buyer are unable to resolve such disagreement within 30 days after the Buyer's receipt of the Sellers' notice of such disagreement, the disagreement shall be submitted to Arthur Andersen LLP for resolution, whose decision shall be binding upon the Buyer and the Sellers. Within 10 days after Arthur Andersen LLP's determination of the amount due to the Sellers, the Buyer shall remit the amount so determined to be due to the Sellers by wire transfer.

               (ii) In the event the Closing occurs on a date other than the first day of a month, Taxable Income, if any, for the month in which the Closing occurs, shall be calculated on a prorata basis by multiplying (A) the full month's Taxable Income with respect to such month times (B) a fraction, the numerator of which is the number of days in such month which have occurred prior to the Closing Date, and the denominator of which is the total number of days in such month.

             (iii) Notwithstanding anything to the contrary contained herein, in the event the Taxable Income for the Applicable Period shall be negative, the Buyer shall not owe the Sellers any additional amount under this Section 3(d), and the Sellers shall not owe any amounts under this Section 3(d) to the Buyer.

          (e) Cash Withdrawal. Prior to the Closing, the Sellers shall be permitted to withdraw, for the Applicable Period an amount of cash in the Acquired Entities equal to $3,628,000 (exclusive of normal salary accruals for the Sellers who are employed by GMH at an annualized rate of $200,000 in the aggregate (the "Accruals")) minus the amount of any distributions made to any of the Sellers during the Applicable Period in excess of the Accruals. All calculations required under this Section 3(e) shall be based upon the audited financial statements of the Acquired Entities as of October 31, 1995 examined by Arthur Andersen LLP. In the event the amount of cash the Sellers are entitled to withdraw under this Section 3(e) exceeds the amount of cash in the Acquired Entities immediately prior to the Closing, then the Buyer agrees to borrow such sums to enable it to pay to the Sellers an amount equal to the difference, and in the event the Sellers shall have withdrawn an amount in excess of the amount the Sellers are permitted to withdraw under this Section 3(e), then the Sellers shall, immediately upon demand therefor, pay such excess to the Buyer.

          7. Section 4 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

          Section 4. Closing. The Closing shall take place at the offices of Nixon, Hargrave, Devans & Doyle LLP, New York, New York (or at such other place as the parties may mutually agree) at 10:00 in the forenoon, local time, on December 20, 1995 or on such other date as the parties may mutually agree (the "Closing Date"), but in no event later than December 31, 1995.

          8. Section 7(m) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

          (m) Taxes. Each of the Acquired Entities has duly filed all federal, state, local, foreign and other tax returns which are required to be filed by it, and all such returns are true and correct. Each of the Acquired Entities has paid all taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. Except as set forth on Schedule 7(m), the tax returns of any Acquired Entity have not been audited by the relevant taxing authorities in any of the six consecutive years immediately preceding the Closing Date, no returns of any of the Acquired Entities are currently being audited by any local, state, federal or foreign tax authority, and none of the Acquired Entities have been notified by any such authority of a forthcoming audit. All monies required to be withheld by any of the Acquired Entities from employees or others for income taxes, Social Security and unemployment insurance taxes have been collected or withheld, and either paid to the respective governmental agencies or set aside in accounts for such purpose, or accrued, reserved against, and entered upon the books of such Acquired Entity, as applicable. Set forth on Schedule 7(m) hereto are all elections made by each of the Acquired Entities or by any of the Sellers under the Code or any state, local, foreign or other tax law affecting any tax return for any of the Acquired Entities covering fiscal years ending in or after 1989. GMH timely filed an election to be taxed under Subchapter S of the Code, effective January 1, 1995, and timely filed comparable elections under the relevant tax laws of all states in which it is required to file income tax returns. All such elections, and all elections required to be shown on Schedule 7(m) hereto, were, to Sellers' knowledge, valid when made and are currently valid, and no Acquired Entity nor any Seller will take any action which would result in the termination of such election prior to the Closing Date, without the prior written consent of the Buyer.

          9. Section 12(j) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

          (j) The consolidated balance sheet of the Acquired Entities as of October 31, 1995 shall reflect (i) Working Capital of at least
$3,250,000, (ii) accounts receivable from M/H Retail, Inc. of not more than $250,000, and (iii) Net Worth of at least $7,560,000.

          10. Subsections (j), (k) and (o) of Section 13 of the Original Agreement are each hereby amended and restated in their entirety to read as follows:

          (j) The Buyer shall have received an audited balance sheet of each of the Acquired Entities as at October 31, 1995, examined by Arthur Andersen LLP which shall reflect no breach of Sellers' representations, warranties or covenants contained in this Agreement, together with a schedule of cash transactions of the Acquired Entities from the date of such balance sheet to the Closing Date which is certified as being true and correct in all material respects by either the Chief Executive or Chief Financial Officer of GMH and is reasonably acceptable to the Buyer.

          (k) The cash balance of the Acquired Entities on the Closing Date, after giving effect to any cash withdrawals pursuant to Section 3(e) hereof, shall be at least $100,000.

          (o) The consolidated balance sheet of the Acquired Entities as of October 31, 1995 shall reflect (i) Working Capital of at least
$3,250,000, (ii) accounts receivable from M/H Retail, Inc. of not more than $250,000, and (iii) Net Worth of at least $7,560,000.

          11. The following new subsection (q) shall be added at the end of Section 13 of the Original Agreement:

          (q) Lamar shall have merged with and into GMH, and all of the assets and liabilities of Lamar shall have become assets and liabilities of GMH.

          12. Section 14 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

          Section 14.    Additional Covenants.

          (a) No Shop. From and after the execution of this Agreement and until the earlier of (i) termination of this Agreement in accordance with the provisions of Section 17 hereof and (ii) December 31, 1995, each of the Sellers, jointly and severally, agrees that such Seller shall not solicit from others, offers relating to, or engage with others in any discussions or negotiations relating to, participation in the acquisition of the Acquired Entities, whether such acquisition is proposed to be in the form of an acquisition of stock or otherwise.

          (b) Environmental Covenants. The parties hereto agree that promptly upon consummation of the Transaction, the Buyer will commence and diligently pursue the environmental remediation with respect to the Premises listed on
Schedule 14(b) hereto. The Buyer shall bear all costs of the environmental remediation listed on Schedule 14(b) hereto, together with any confirmatory sampling and any further remedial action on or around the Premises required or identified as a result of or in conjunction with such remediation and/or sampling up to a maximum of $100,000. Any and all costs of the environmental remediation listed on Schedule 14(b) hereto and any such confirmatory sampling and further remedial action in excess of $100,000 shall be borne by the Sellers and treated as a Loss, payable in accordance with the provisions of Section 15.

          13. Subsection (b)(ii) of Section 15 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

              (ii) any (A) Loss incurred or required to be paid because of (I) the breach of any representation or warranty contained in
                    Section 7(m) of this Agreement or (II) any failure to file any Form 5500 with respect to the AFLAC Cafeteria Plan with either the Internal Revenue Service or Department of Labor and (B) obligation or payment by the Buyer in respect of federal, state, local, foreign and other income taxes ("income taxes") of any of the Acquired Entities, or of any affiliated group, as defined in the Code, which included any of the Acquired Entities (but only to the extent that the subject taxes are attributable to the Acquired Entities), for all taxable periods ended on or prior to the Closing Date, in excess of amounts (x) previously paid with respect thereto by any of the Acquired Entities (or, if applicable, by any such affiliated group), or (y) reflected as an accrual on the balance sheet of the Acquired Entities as of October 31, 1995 examined by Arthur Andersen LLP, determined on a basis consistent with that used in determining tax liability on the Financial Statements referred to in Section 7(j) hereof;

          14. Subsections (A) and (B) of Section 15(d)(ii) of the Original Agreement are hereby amended to replace "$4,000,000" in each such subsection with "$3,850,000".

          15. Section 16-A of the Original Agreement is hereby amended by adding the following sentence at the end thereof: "In the event GMH has not filed any required Form 5500 with respect to the AFLAC Cafeteria Plan prior to the Closing Date, the Buyer shall cooperate with the Sellers following the Closing to effect such filing as promptly as is reasonably possible; provided, that nothing contained herein shall be deemed to obligate the Buyer to pay any Loss incurred by the Buyer in connection with such filing, all such Losses to be paid by the Sellers in accordance with the provisions of Section 15 hereof."

          16. Subsection (d) of Section 17 of the Original Agreement is hereby amended to change the date set forth therein from November 30, 1995 to December 31, 1995.

          17.  Samuel P. Scott, individually and as a joint tenant with Sherry
J. Scott, is hereby made a party to the Original Agreement as fully as if he were one of the Original Parties. The cover page of and the preamble to the Original Agreement are each revised to change the reference to "SAMUEL P. SCOTT and SHERRY J. SCOTT, as Joint Tenants" to "SAMUEL P. SCOTT, both Individually and as Joint Tenant with SHERRY J. SCOTT."

          18.  Schedules 7(a), (b), (c), (d), (e), (f), (g), (k), (l), (n), (p),
(s) and (t) are hereby amended and restated in their entirety as attached on Exhibit A hereto.

          19. On and after this Amendment becoming effective, all references to "the Agreement" in the Original Agreement shall mean the Original Agreement, as amended by this Amendment.

          20. Except as expressly amended by this Amendment, the Original Agreement and each and every representation, warranty, covenant, term and condition therein, are hereby specifically ratified and confirmed.

          21. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

               IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first above written.


                                             SELLERS:


                                              /s/ Kelly Scott Herold
                                             ------------------------------
                                             KELLY SCOTT HEROLD, as Trustee



                                              /s/ Gregory Keith Scott
                                             ------------------------------
                                             GREGORY KEITH SCOTT


                                              /s/ Drew Eric Scott
                                             ------------------------------
                                             DREW ERIC SCOTT


                                              /s/ Samuel P.  Scott
                                             ------------------------------
                                             SAMUEL P. SCOTT, Individually
                                             and as Joint Tenant


                                               /s/ Sherry J. Scott
                                             ------------------------------
                                             SHERRY J. SCOTT, as Joint
                                             Tenant


                                             GENERAL MANUFACTURED HOUSING,
                                             INC.


                                             By:  /s/ Samuel P. Scott
                                                ---------------------------
                                             Title:  Chairman of the Board


                                             BUYER:
                                             GMH ACQUISITION CORP.



                                             By: /s/ Gary M. Brost
                                                ---------------------------
                                                Gary M. Brost, President

                                   EXHIBIT A

SELLERS' REVISED SCHEDULES - 10/18/95

                      GENERAL MANUFACTURED HOUSING, INC.

                  First Amendment to Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                           and GMH Acquisition Corp.

          The following schedules form a part of that certain FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT by and between Kelly Scott HEROLD, AS TRUSTEE, GREGORY KEITH SCOTT, DREW ERIC SCOTT AND SAMUEL P. SCOTT AND SHERRY J. SCOTT, as Joint Tenants (collectively, the "Sellers"), GENERAL MANUFACTURED HOUSING, INC. and GMH ACQUISITION CORP. (the "Buyer") dated December __, 1995 (the "Amendment"). Capitalized terms contained in the following schedules have the same meanings as given them in the Stock Purchase Agreement dated October 10, 1995 (the "Agreement"). All references to sections refer to sections of the Agreement unless otherwise specified. Any restatement or paraphrase in the following schedules (indicated by small, non-bolded print) of any of the statements set forth in Section 7 or elsewhere in the Agreement are for reference purposes only and, in the event of any discrepancy between any such restatement or paraphrase and the text of the Agreement, as amended, the text of the Agreement, as amended, shall control.






Addenda attached hereto:

Revised Addendum 2 to Schedule 7(e) - List of all motor vehicles
Addendum 1 to Schedule 7(k) - Summary of State Cases as of
November 27, 1995
Addendum 2 to Schedule 7(k) - Summary of Pending and Threatened
Litigation Actions

                  First Amendment to Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                      Manufactured General Housing, Inc.
                           and GMH Acquisition Corp.

        Schedule 7(a) "Organization; Good Standing; Power; Etc."


I. Jurisdictions where business is conducted or assets are owned and in which GMH is qualified as a foreign corporation to do business:

          Florida
          North Carolina
          South Carolina (as of December 15, 1995)

          Lamar Housing, L.L.C. (the "L.L.C."), obtained authority to transact business in South Carolina on October 20, 1995, and it remained so qualified through the date of its merger into GMH on December 15, 1995.

II. Equity Interests in any corporation, partnership, joint venture or other entity owned, directly or indirectly, by Acquired Entities:

          Prior to the merger of the L.L.C. into GMH, GMH held a 99% ownership interest in the Capital Account of L.L.C.

III.      List of all assumed names or trade names in use by Acquired
          Entities:

          The Acquired Entities sometimes refer to themselves, their respective divisions or their products by the following assumed names: "General Housing," "Jaguar Homes," "Lamar Housing," "Augustine," "Cougar," "Little General," "Governor," or "Senator." These are not registered trade or fictitious names or marks.

                      GENERAL MANUFACTURED HOUSING, INC.

                  First Amendment to Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                           and GMH Acquisition Corp.



                        Schedule 7(b) "Capitalization"

Description of the authorized, issued and outstanding equity interests and names of persons to whom issued:

               GENERAL MANUFACTURED HOUSING, INC.:

                    100,000 shares of common stock authorized, par value $100.00 per share

          Shareholders                       No. of Shares

          Samuel P. Scott and Sherry J.         1,590
            Scott JT TEN
          Drew Eric Scott                       1,220
          Gregory Keith Scott                   1,220
          Kelly Scott Herold,                   1,220
            Trustee of the
            Kelly Scott Herold
            Revocable Trust--1995
            dated September 27, 1995

          Treasury Shares:

          General Manufactured Housing, Inc.      750

     LAMAR HOUSING, L.L.C. (prior to merger into GMH on
     December 15, 1995)

          (non-stock entity)

          Owner                              % of Capital Account

          General Manufactured
            Housing, Inc.                         99%
          Samuel P. Scott                          1

                      GENERAL MANUFACTURED HOUSING, INC.

                  First Amendment to Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                           and GMH Acquisition Corp.

                    Schedule 7(c) "Effective Agreement"


Other than the exceptions listed after each entry below, the execution, delivery and performance of this Agreement by each of the Sellers and the consummation of the Transaction do not and will not:

(I) conflict with, violate or result in the breach of any of the terms or conditions of, or constitute a default under

     a) the organizational or constituent documents of any of the Acquired Entities;

          None

     b) any contract, agreement, commitment, indenture, mortgage, pledge, note, bond, license, permit or other instrument or obligation to which any of the Acquired Entities is a party or by which any of the Acquired Entities or their assets may be bound or affected;

     LICENSES (of General Manufactured Housing, Inc. except where noted)

          Alabama Manufacturer License No. 4521 (expires 12/31/95) and copy of renewal application (no date)

          Florida DMV License as Manufacturer of Mobile Homes, #MH10075, effective 10/1/95 for 95-96 license year, and Renewal Certificate through 9/30/95 of Bankers Insurance Company Bond No. 33-35881 (originally dated 10/1/93)

          Florida DMV License as Manufacturer of Recreational Vehicles, #MR10150, effective 10/1/95 for 95-96 license year, and Renewal Certificate through 9/30/95 of Bankers Insurance Company Bond No. 33-35880 (originally dated 10/1/93)

          Georgia Manufactured Homes Manufacturer/Dealer License No. 20913 (expires 12/31/95)

          Kentucky Certificate of Acceptability No. 95-MM-10-59 (license to manufacture, import or sell mobile homes to Kentucky Dealers; expires 12/31/95)

          Louisiana Manufacturer License No. 95-M00086 (expires 12/31/95)

          Mississippi Privilege License for Manufacturer No. 95-M0157 (expires 6/30/96)

          North Carolina Manufacturer's License No. 001113 (expires 6/30/96), Continuation Certificate through 6/30/96 of Selective Insurance Bond No. B73551

          License Bonds, Manufacturer's Representative, to South Carolina Manufactured Housing Board, through Bankers Insurance Company
          (6/30/95 -6/30/96): #33-19363, Michael O'Gorman; #33-19364, Tom Howard
          Moss; #33-35895, Braxton Guill; and #33-19365, Bruce C. Hallock

          South Carolina Manufacturer License No. 6255 (expires 6/30/96) and License Bond #33-19361 to South Carolina Manufactured Housing Board through Bankers Insurance Company (6/30/95 - 6/30/96)

          South Carolina Manufacturer License No. 10410 (expires 6/30/96) originally issued to Lamar Housing, L.L.C.; Bankers Insurance Company Bond No. 33-34875 (9/8/95 through 6/30/96) naming Lamar Housing, L.L.C. as principal

          Tennessee Factory-Manufactured Structures License No. 4500 (expires 12/31/95), Continuation Certificate through 12/31/95 of USF&G Bond No. 02-0130-11677-93-6 and Cincinnati Insurance Co. Bond No. 33-35881 effective 12/31/95

          Virginia Manufacturer License #M-1995-00108 (expires 4/6/96)

     REPURCHASE AGREEMENTS

          1)   Bombardier Capital Inc. Floorplan Repurchase Agreement dated
               8/7/92

          2) Ford Motor Credit Manufacturer Agreement and Addendum dated 11/19/90 (not signed by Ford Motor Credit)

          3) Green Tree Financial Corporation Stock Floorplan Financing Agreement dated 2/24/95 and Pre-Sold

               Floorplan Financing Agreement dated 1/25/94

          4) Deere Credit, Inc. (a/k/a Deere Credit Services, Inc., a/k/a John Deere Credit) Manufacturer's Financing Agreement and Addendum dated 7/19/94

          5) ITT Commercial Finance Corp. Floorplan Repurchase Agreement dated 3/4/88

          6) NationsCredit Commercial Corporation Inventory Repurchase Agreement dated 7/21/93 and corporate Guaranty by General up to $117,537 on specific invoices, dated 4/3/95

          7)   Whirlpool Financial Corporation Repurchase Agreement dated
               4/17/90

          8) Security Pacific Housing Services, Inc. Retail Credit Line arrangements dated 10/9/89, including Manufacturer's Invoicing Certification, Manufacturer's Indemnification Agreement, and personal guaranty (which expired by its own terms on or about 10/9/94)

          9)   SouthTrust Bank Repurchase Agreement dated 11/14/91

          In addition, the Company has entered into repurchase agreements with numerous local and regional financial institutions (generally providing floorplan/inventory financing for a single dealer) which in the aggregate represent not more than 20% of the Company's total repurchase obligation (in dollars).

     DEBT OBLIGATIONS

          1) Corporate Guaranty of Deed to Secure Debt made by Waycross and Ware County Development Authority to Patterson Bank dated 12/30/93 encumbering Plants 2 and 3 to secure Promissory Note in the original principal amount of $613,727.63 in connection with sale and lease-back transaction;

          2) Promissory Note to NationsBank of Georgia, N.A., in the original principal amount of $600,000 dated 8/24/94 (secured by lien on aircraft, engines, propellers, accessories and parts);

     REAL PROPERTY LEASES:

          1) Contract of Lease and Rent dated 12/30/93 with Waycross and Ware County Development Authority for real property referred to as Plants 2 and 3

          2) Lease Agreement dated 5/26/95 between Tim-Bar Corporation and Hi-Tech Properties, Inc. (the primary lease underlying the sublease to GMH) for real property referred to as Plant 4

          3) Lease Agreement with Option to Purchase dated 7/10/95 between R. Warr & W. Evans (dba Lamar Warehouse Co.) and Lamar Housing, L.L.C. for real property referred to as Plant 5 in Lamar, South Carolina

          4) Lease Agreement dated 10/10/95 between Waycross and Ware County Development Authority and Hi-Tech Properties, Inc. for unimproved real property adjacent to Plant 4 (which requires consent of the Lessor to sublease to GMH, but which consent is expected to be obtained prior to the closing date)

          5) Sellers are aware of the existence of a Lease Agreement between Waycross and Ware County Development Authority and Tim-Bar Corporation, the primary lease underlying the 5/26/95 sublease from Tim-Bar to Hi-Tech; a copy of such Lease Agreement has not yet been made available and consequently the terms thereof have not yet been reviewed as of the date of this Amendment; it may or may not require the Consent of the Landlord in connection with the Transaction.

     OTHER

          HUD certification as HUD-approved manufacturer

     c) any law, regulation, ordinance or decree to which any of the Acquired Entities or their assets are subject;

          None

(II) result in the creation or imposition of any lien, security interest, charge, encumbrance, restriction or right, including rights of termination or cancellation, in or with respect to, or otherwise materially adversely affect, any of the properties, assets or businesses of any of the Acquired Entities.

     All documents included in Part I Item b of this Schedule 7(c) are incorporated herein by reference.

                      GENERAL MANUFACTURED HOUSING, INC.

                  First Amendment to Stock Purchase Agreement
                 among Kelly Scott Herold, as Trustee, et al.,
                      General Manufactured Housing, Inc.
                           and GMH Acquisition Corp.

                           Schedule 7(d) "Consents"


Permits, consents, approvals, or authorizations of, or designations, declarations or filings with, governmental authorities or other persons or entities by Sellers or any Acquired Entity required in connection with the execution or delivery by any of the Sellers or the consummation of the
Transaction:

     The following licenses may not be transferable, but, to Sellers' knowledge, new licenses should be obtainable by Buyer without undue burden or expense. However, if such licenses are not maintained, sales of the Company's products might be interrupted in the affected jurisdictions.

LICENSES (of General Manufactured Housing, Inc. except where noted)

     Alabama Manufacturer License No. 4521 (expires 12/31/95) and copy of renewal application (no date)

     Florida DMV License as Manufacturer of Mobile Homes, #MH10075, effective 10/1/95 for 95-96 license year, and Renewal Certificate through 9/30/95 of Bankers Insurance Company Bond No. 33-35881 (originally dated 10/1/93)

     Florida DMV License as Manufacturer of Recreational Vehicles, #MR10150, effective 10/1/95 for 95-96 license year, and Renewal Certificate through 9/30/95 of Bankers Insurance Company Bond No. 33-35880 (originally dated 10/1/93)

     Georgia Manufactured Homes Manufacturer/Dealer License No.
     20913 (expires 12/31/95)

     Kentucky Certificate of Acceptability No. 95-MM-10-59
     (license to manufacture, import or sell mobile homes to Kentucky Dealers; expires 12/31/95)

     Louisiana Manufacturer License No. 95-M00086 (expires
     12/31/95)

     Mississippi Privilege License for Manufacturer No. 95-MO157
     (expires 6/30/96)

     North Carolina Manufacturer's License No. 001113 (expires 6/30/96), Continuation Certificate through 6/30/96 of Selective Insurance Bond No. B73551

     License Bonds, Manufacturer's Representative, to South Carolina Manufactured Housing Board, through Bankers Insurance Company (6/30/95 - 6/30/96): #33-19363, Michael O'Gorman; #33-19364, Tom Howard Moss; #33-
     35895, Braxton Guill; and #33-19365, Bruce C. Hallock

     South Carolina Manufacturer License No. 6255 (expires 6/30/96) and License Bond #33-19361 to South Carolina Manufactured Housing Board through Bankers Insurance Company (6/30/95 - 6/30/96)

     South Carolina Manufacturer License No. 10410 (expires 6/30/96) originally issued to Lamar Housing, L.L.C.; Bankers Insurance Company Bond No. 33-34875 (9/8/95 through 6/30/96) naming Lamar Housing, L.L.C. as principal

     Tennessee Factory-Manufactured Structures License No. 4500 (expires 12/31/95), Continuation Certificate through 12/31/95 of USF&G Bond No. 02-0130-11677-93-6 and Cincinnati Insurance Co. Bond No. 33-35881 effective 12/31/95

     Virginia Manufacturer License #M-1995-00108 (expires 4/6/96)

REPURCHASE AGREEMENTS:

     Green Tree Financial Corporation Stock Floorplan Financing Agreement dated 2/24/95 and Pre-Sold Floorplan Financing Agreement dated 1/25/94 Deere Credit, Inc. (a/k/a Deere Credit Services, Inc., a/k/a John Deere Credit) Maufacturer's Financing Agreement and Addendum dated 7/19/94

     NationsCredit commercial Corporation Inventory Repurchase Agreement dated 7/21/93 and corporate Guaranty by General up to $117,537 on specific invoices, dated 4/3/95

     Whirlpool Financial Corporation Repurchase Agreement dated 4/17/90

     In addition, the Company has entered into repurchase agreements with numerous local and regional financial institutions (generally providing floorplan/inventory financing for a single dealer) which in the aggregate represent not more than 20% of the Company's total repurchase obligation (in dollars) and which may or may not require the consent of such financial institution in connection with this transaction.

DEBT OBLIGATIONS

     1) Corporate Guaranty of Deed to Secure Debt made by Waycross and Ware County Development Authority to Patterson Bank dated 12/30/93 encumbering Plants 2 and 3 to secure Promissory Note in the original principal amount of $613,727.63 in connection with sale and lease-back transaction;

     2) Promissory Note to NationsBank of Georgia, N.A., in the original principal amount of $600,000 dated 8/24/94 (secured by lien on aircraft, engines, propellers, accessories and parts);

REAL PROPERTY LEASES:

     1) Contract of Lease and Rent dated 12/30/93 with Waycross and Ware County Development Authority for real property referred to as Plants 2 and 3

     2) Lease Agreement dated 5/26/95 between Tim-Bar Corporation and Hi-Tech Properties, Inc. (the primary lease underlying the sublease to GMH)

     3) Lease Agreement with Option to Purchase dated 7/10/95 between R. Warr & W. Evans (dba Lamar Warehouse Co.) and Lamar Housing, L.L.C. for real property referred to as Plant 5 in Lamar, South Carolina

     4) Ground Lease dated 9/19/94 between Ware County and the City of Waycross as Lessors and GMH for airplane hangar

     5) Lease Agreement dated 10/10/95 between Waycross and Ware County Development Authority and Hi-Tech Properties, Inc. for unimproved real property adjacent to Plant 4 (which requires consent of the Lessor to sublease to GMH, but which consent is expected to be obtained prior to the closing date)

     6) Sellers are aware of the existence of a Lease Agreement between Waycross and Ware County Development Authority and Tim-Bar Corporation, the primary lease underlying the 5/26/95 sublease from Tim-Bar to Hi-Tech; a copy of such Lease Agreement has not yet been made available and consequently the terms thereof have not yet been reviewed as of the date of this Amendment; it may or may not require the Consent of the Landlord in connection with the Transaction.

OTHER

     "HUD Package" evidencing GMH's qualification as HUD-approved manufacturer

                     GENERAL MANUFACTURED HOUSING, INC.

               First Amendment to Stock Purchase Agreement
              among Kelly Scott Herold, as Trustee, et al.,
                   General Manufacutred Housing, Inc.
                        and GMH Acquisition Corp.

                   Schedule 7(e) "Title to and Assets"


I. Description of all property and assets, real and personal, tangible and intangible (having a book value in excess of $20,000) owned by each of the Acquired Entities:

          Beechcraft King Air 200 airplane

          Attached to Schedule 7(e) to the Stock Purchase Agreement dated 10/10/95 as "Addendum 1 to Schedule 7(e)" is the depreciation schedule of General Manufactured Housing, Inc., as of June 30, 1995, reflecting tangible personal and real property of GMH.

          Attached here to as "Revised Addendum 2 to Schedule 7(e)" is a list of all motor vehicles, including serial numbers as of December 18, 1995

          Attached to Schedule 7(e) to the Stock Purchase Agreement dated 10/10/95 as "Addendum 3 to Schedule 7(e)" is a IM of all bank accounts and certificates as of 10/10/95.

II.  Exceptions to title of assets listed in item I of this
     Schedule 7(e):

          1) Deed to Secure Debt to BankSouth, Waycross dated 5/25/88 encumbering Plant 1, securing two Promissory Notes for $400,000 and $186,793, respectively (personally guaranteed by Sam Scott)

          2) Deed to Secure Debt (second mortgage) encumbering Plant 1 property, securing Note to The Patterson Bank dated 3/2/95 in the maximum amount of $209,000, for payment of a declining Letter of Credit in favor of Tim-Bar Corporation in the maximum amount of $209,000 (declining at the rate of $9,000 per month) as Security Deposit under Lease between Hi-Tech and Tim-Bar for Plant 4

          3) Deed to Secure Debt and UCC-1 to Patterson Bank dated 12/30/93 from Waycross and Ware County Development Authority encumbering Plants 2 and 3 and certain personal property located therein to secure Promissory Note in the original principal amount of $613,727.63 in connection with sale and lease-back transaction

          4) Security Agreement dated 8/24/94 and UCC-1 Financing Statement filed 9/26/94 in favor of NationsBank of Georgia, N.A., encumbering aircraft, engines, propellers, accessories and parts, to secure Promissory Note in the original principal amount of $600,000

          5) UCC-1 Financing Statements in favor of Fabwel, Inc., encumbering leased equipment consisting of Guffermaker Extruder and Watertite Gutter Machines

          6) UCC-1 Financing Statements in favor of AMS of Indiana, Inc. encumbering leased equipment consisting of heat duct machines

          7) UCC-1 Financing Statements in favor of Toyota Motor Credit Corp. encumbering leased equipment including 6 Toyota Forklifts

III.      Condition and repair of property:

          See "Addendum 4 to Schedule 7(e)" (letter from Neal Conner, Esq., relating to condition of manufacturing plants) attached to the Stock Purchase Agreement dated 10/10/95

IV. Other material assets used substantially on an exclusive basis in connection with the business of the Acquired Entities which are not owned by the Acquired Entities:

               Residential property located at 824 Holly Ross Lane, Waycross, GA, leased pursuant to Rental Agreement dated August 1, 1995, by and between Ralph and Faye Tyson (Owners) and Lannis Thomas (Tenant), for the purpose of providing temporary living quarters for employees of the Acquired Entities while in Waycross on business

               See also descriptions of leased equipment on Schedule 7(f) incorporated herein by reference.

                         MANUFACTURED HOUSING, INC.


               First Amendment to Stock Purchase Agreement
              among Kelly Scott Herold, as Trustee, et al.,
                    General Manufactured Housing, Inc.
                       and GMH Acquisition Corp.

               Schedule 7(f) "Leases and Licensing Agreements"



I. List and brief description of all leases of real property and all franchises, licensing agreements and leases of (or other arrangements for the use of) any item of personal property:

REAL PROPERTY LEASES:

     1) Lease and Assignment of Lease dated 12/30/93 in connection with sale and leaseback to/from Waycross and Ware County Development Authority for real property referred to as Plants 2 and 3

     2) Sublease Agreement dated 7/1/95 between HI-TECH PROPERTIES, INC. as sublessor and GMH for real property referred to as Plant 4, and Lease Agreement dated 5/26/95 between Tim-Bar Corporation and Hi-Tech Properties, Inc. (the primary lease underlying the sublease to GMH)

     3) Lease Agreement with Option to Purchase dated 7/10/95 between R. Warr & W. Evans, each individually and dba Lamar Warehouse Co., and Lamar Housing, L.L.C. for Plant 5 in Lamar, South Carolina

     4) Lease Agreement dated 10/10/95 between Waycross and Ware County Development Authority and Hi-Tech Properties, Inc. for unimproved real property adjacent to Plant 4

     5) Sublease Agreement dated as of 10/10/95 between Hi-Tech Properties, Inc. and General Manufactured Housing, Inc. for unimproved real property adjacent to Plant 4

     6) Ground Lease dated 9/19/94 between Ware County and the City of Waycross as Lessors and GMH for airplane hangar

     7) Residential property located at 824 Holly Ross Lane, Waycross, GA, leased pursuant to Rental Agreement dated August 1, 1995, by and between Ralph and Faye Tyson (Owners) and Lannis Thomas (Tenant), for the purpose of providing temporary living quarters for employees of the Acquired Entities while in Waycross on business

     8) Sellers are aware of the existence of a Lease Agreement between Waycross and Ware County Development Authority and Tim-Bar Corporation, the primary lease underlying the 5/26/95 sublease from Tim-Bar to Hi-Tech; a copy of such Lease Agreement has not yet been made available and consequently the terms thereof have not yet been reviewed as of the date of this Amendment

PERSONAL PROPERTY LEASES:

     1) Equipment Lease Agreements with Handling Systems Engineering, Inc. (all assigned simultaneously with execution to Toyota Motor Credit Corporation), all for Toyota Forklifts, as follows:

          6/2/95. . . . . . . . . . .    S/N 76092
          8/18/93 . . . . . . . . . .    S/N 75336
          . . . . . . . . . . . . . .    S/N 75390
          . . . . . . . . . . . . . .    SIN 75417
          . . . . . . . . . . . . . .    S/N 75431
          12/16/92. . . . . . . . . .    S/N 75016
          12/8/93 . . . . . . . . . .    S/N 75536
          . . . . . . . . . . . . . .    S/N 75538

     2) Equipment Lease Agreements with Southeast Industrial Equipment for Toyota Forklifts used in the Lamar, S.C. Plant 5, as follows:

          8/17/95 . . . . . . . . . .    S/N 12225
          8/22/95 . . . . . . . . . .    S/N 71247

     3) Four (4) each Guttermaker Extruders and Watertite Gutter Machines leased pursuant to [verbal arrangement] with Fabwel, Inc. in consideration of $1 annual rent and purchase of raw materials from Fabwel, Inc.

     4) Four (4) Heat Duct Machines leased pursuant to [verbal arrangement] with AMS of Indiana, Inc., in consideration of $1 annual rent and purchase of raw materials from AMS of Indiana, Inc.

     5) "Warranty Track" software license/lease (unwritten) from GPR Software Systems

     6)   License for CAD software system


II.  Consents required pursuant to the terms of the above as a result of the
     Transaction:

REAL PROPERTY LEASES:

     1) Lease and Assignment of Lease dated 12/30/93 in connection with sale and leaseback to/from Waycross and Ware County Development Authority for real property referred to as Plants 2 and

     2) Lease Agreement dated 5/26/95 between Tim-Bar Corporation and Hi-Tech Properties, Inc. (the primary lease underlying the sublease between GMH and Hi-Tech Properties, Inc. for Plant 4)

     3) Lease Agreement with Option to Purchase dated 7/10/95 between R. Warr & W. Evans (dba Lamar Warehouse Co.) and Lamar Housing, L.L.C. for Plant 5 in Lamar, South Carolina

     4) Ground Lease dated 9/19/94 between Ware County and the City of Waycross as Lessors and GMH for airplane hangar

     5) Rental Agreement dated August 1, 1995, by and between Ralph and Faye Tyson (Owners) and Lannis Thomas (Tenant), for residential property located at 824 Holly Ross Lane, Waycross, GA, for the purpose of providing temporary living quarters for employees of the Acquired Entities while in Waycross on business

                     GENERAL MANUFACTURED HOUSING, INC.

                First Amendment to Stock Purchase Agreement
               among Kelly Scott Herold, as Trustee, et al.,
                    General Manufactured Housing, Inc.
                         and GMH Acquisition Corp.

                    Schedule 7(g) "Agreements, Etc."



I. Indentures, mortgages, agreements, contracts, arrangements, commitments, instruments, understandings or obligations of the Acquired Entities to be performed in whole or in part on or after the date of Closing, including product warranties, greater than $25,000 (excluding purchase orders for goods entered into by any of the Acquired Entities in the ordinary course of business which individually do not exceed $75,000):

SECURED DEBT OBLIGATIONS:

     1) Deed to Secure Debt to BankSouth, Waycross dated 5/25/88 encumbering Plant 1, securing two Promissory Notes dated 5/25/88 for $400,000 and $186,793, respectively (personally guaranteed by Sam Scott)

     2) Promissory Note in the original principal amount of $600,000 dated 8/24/94 in favor of NationsBank of Georgia, N.A., encumbering aircraft, engines, propellers, accessories and parts, to secure

     3) Deed to Secure Debt (second mortgage) dated 3/2/95, encumbering Plant 1 real property, to The Patterson Bank, securing Note for payment of Letter of Credit in favor of Tim-Bar Corporation in the maximum amount of $209,000 as Security Deposit under Lease between Hi-Tech and Tim-Bar for Plant 4

LETTERS OF CREDIT:

     1) Letter of Credit No. PB020 dated 5/22/95 issued by The Patterson Bank in favor of Tim-Bar Corporation in the maximum amount of $209,000 (said balance declining at the rate of $9,000 per month) as Security Deposit under Lease between Hi-Tech and Tim-Bar for Plant 4

     2) Irrevocable Letter of Credit No. PB013 dated 5/18/93 issued by The Patterson Bank in favor of Bankers Insurance Company for $50,000, securing South Carolina Manufacturer's Representative License Bonds

REPURCHASE AGREEMENTS:

     1) Bombardier Capital Inc. Floorplan Repurchase Agreement dated 8/7/92

     2)   Ford Motor Credit Manufacturer Agreement and Addendum dated 11/19/90

     3) Green Tree Financial Corporation Stock Floorplan Financing Agreement dated 2/24/95 and Pre-Sold Floorplan Financing Agreement dated 1/25/94

     4) Deere Credit, Inc. (a/k/a Deere Credit Services, Inc., a/k/a John Deere Credit) Manufacturer's Financing Agreement and Addendum dated 7/19/94

     5)   ITT Commercial Finance Corp. Floorplan Repurchase Agreement dated
     3/4/88

     6) NationsCredit Commercial Corporation Inventory Repurchase Agreement dated 7/21/93 and corporate Guaranty by General up to $117,537 on specific invoices, dated 4/3/95

     7)   Whirlpool Financial Corporation Repurchase Agreement dated 4/17/90

     8) Security Pacific Housing Services, Inc. Retail Credit Line arrangements dated 10/9/89, including Manufacturer's Invoicing Certification, Manufacturer's Indemnification Agreement, and personal guaranty (which expired by its own terms on or about 10/9/94)

     9)   SouthTrust Bank Repurchase Agreement dated 11/14/91

     In addition, the Company has entered into repurchase agreements with numerous local and regional financial institutions (generally providing floorplan inventory financing for a single dealer) which in the aggregate represent not more than 20% of the Company's total repurchase obligation (in dollars).

GUARANTEES AND INDEMNIFICATIONS:

     1) Indemnity Agreement in favor of Lessor as to deficiencies caused by default of Lessee and Indemnification holding Lessor harmless against claims for losses, damage or injury on the leased premises, pursuant to Articles IX and XII, respectively, of Contract of Lease and Rent with Waycross and Ware County Development Authority as Lessor

     2) Corporate Guaranty by General to NationsCredit up to $117,537 on specific invoices, dated 4/3/95 in connection with Commercial Corporation Inventory Repurchase Agreement dated 7/21/93

     3) Manufacturer's Indemnification Agreement and personal guaranty dated 10/9/89 (which expired by its own terms on or about 10/9/94) to Security Pacific Housing Services, Inc. in connection with retail credit line arrangements

     4) Corporate Guaranty by GMH of Deed to Secure Debt made by Waycross and Ware County Development Authority to Patterson Bank dated 12/30/93 encumbering Plants 2 and 3 to secure Promissory Note in the original principal amount of $613,727.63 in connection with sale and lease-back transaction;

     5) General indemnifications in favor of Lessor in Articles IX and XII of that certain Lease and Assignment of Lease between GMH as Lessee and Waycross and Ware County Development Authority as Lessor dated 12/30/93 in connection with sale and lease-back of real property referred to as Plants 2 and 3

     6) Environmental indemnity and hold harmless provision in favor of Lessor in Section 13 of that certain Lease Agreement dated 5/26/95, as amended July 1, 1995, between Tim-Bar Corporation as Lessor and Hi-Tech Properties, Inc. as Lessee (the primary lease underlying that certain Sublease Agreement dated 7/1/95 between HI-TECH PROPERTIES, INC. as sublessor and GMH as sublessee for real property referred to as Plant 4)

     7) Environmental indemnity and hold harmless provision in favor of Lessor in Section 22 of that certain Lease Agreement with Option to Purchase dated 7/10/95 between R. Warr & W. Evans, each individually and dba Lamar Warehouse Co., and Lamar Housing, L.L.C. for Plant 5 in Lamar, South Carolina

     8) Personal guaranty by Sam Scott of GMH Deed to Secure Debt to BankSouth, Waycross dated 5/25/88 encumbering Plant 1, securing two Promissory Notes dated 5/25/88 for $400,000 and $186,793, respectively

     9) Indemnity Agreement from GMH to Tim-Bar Corporation as Lessor under that certain Lease Agreement dated 5/26/95 as amended July 1, 1995 pursuant to Section paragraph F. of Section Two of Amendment to Lease Agreement dated July 1, 1995

     10) Indemnification by GMH of Hi-Tech Properties, Inc. under Section Two.D. of the Sublease Agreement for the vacant land adjacent to Plant 4

     11) Sellers are aware of the existence of a Lease Agreement between Waycross and Ware County Development Authority and Tim-Bar Corporation, the primary lease underlying the 5/26/95 sublease from Tim-Bar to Hi-Tech; a copy of such Lease Agreement has not yet been made available and consequently the terms thereof have not yet been reviewed as of the date of this Amendment; it may or may not contain indemnification provisions in favor of the Lessor

WARRANTY OBLIGATIONS:

     1)   "Gold Card Service" customer service warranty program, which includes
     (i) HUD mandated 1-year warranty and (ii) additional 9-year warranty (insured)

     2) Product warranty obligations pursuant to warranty information contained in Setup Manual, Homeowners' Manual, and advertising literature distributed with finished homes

     3) GMH may have additional liability under warranty claims not yet filed by homeowners resulting from defective composite siding manufactured by Cladwood (See GMH vs. Cladwood on Schedule 7(k)); Negotiations with Cladwood to recover damages incurred by GMH are currently in progress

     4) Barfield vs. Southern Lifestyle Homes, Inc. and General Manufactured Housing, Inc.: breach of contract claim filed June 1995 in South Carolina

     5) Threatened warranty/product liability claim by Thelma Grant, resident of South Carolina

     6) Greg A. Hall vs. GMH and others: warranty claim suit filed in the Court of Common Pleas for the Second Judicial Circuit, Aiken County, South Carolina, Civil Action No. 95-CP-02-732; Complaint served on GMH 10/9/95

REAL PROPERTY LEASES:

     1) Lease and Assignment of Lease dated 12/30/93 in connection with sale and leaseback to/from Waycross and Ware County Development Authority for real property referred to as Plants 2 and 3, including also general indemnifications in favor of Lessor in Articles IX and XII thereof

     2) Sublease Agreement dated 7/1/95 between HI-TECH PROPERTIES, INC. as sublessor and GMH for real property referred to as Plant 4; Lease Agreement dated 5/26/95 between Tim-Bar Corporation and Hi-Tech Properties, Inc. (the primary lease underlying the sublease to GMH) including also an environmental indemnity and hold harmless provision in favor of Lessor in
     Section 13 of such primary lease; Sellers are aware of the existence of a Lease Agreement between Waycross and Ware County Development Authority and

     Tim-Bar Corporation, the primary lease underlying the 5/26/95 sublease from Tim-Bar to Hi-Tech, however a copy of such Lease Agreement has not yet been made available and consequently the terms thereof have not yet been reviewed as of the date of this Amendment

     3) Lease Agreement with Option to Purchase dated 7/10/95 between R. Warr & W. Evans (dba Lamar Warehouse Co.) and Lamar Housing, L.L.C. for Plant 5 in Lamar, South Carolina, including also an environmental indemnity. and hold harmless provision in favor of Lessor in Section 22 thereof

     4) Sublease Agreement dated as of 10/10/95 between HiTech Properties, Inc. and General Manufactured Housing, Inc. for unimproved real property adjacent to Plant 4 and Lease Agreement dated 10/10/95 between Waycross and Ware County Development Authority and Hi-Tech Properties, Inc. (the primary lease underlying the sublease to GMH) used for storage of finished goods

     5) Ground Lease dated 9/19/94 between Ware County and the City of Waycross as Lessors and GMH for airplane hangar

PERSONAL PROPERTY LEASES:

     1) Equipment Lease Agreements with Handling Systems Engineering, Inc. (all assigned simultaneously with execution by Handling Systems Engineering, Inc. to Toyota Motor Credit Corporation), all for Toyota Forklifts, as follows:

          6/2/95. . . . . . . . . . .    S/N 76092
          8/18/93 . . . . . . . . . .    S/N 75336
          . . . . . . . . . . . . . .    S/N 75390
          . . . . . . . . . . . . . .    S/N 75417
          . . . . . . . . . . . . . .    S/N 75431
          12/16/92. . . . . . . . . .    S/N 75016
          12/8/93 . . . . . . . . . .    S/N 75536
          . . . . . . . . . . . . . .    S/N 75538

     2) Equipment Lease Agreements with Southeast Industrial Equipment for Toyota Forklifts used in the Lamar, S.C. Plant 5, as follows:

          8/17/95 . . . . . . . . . .    S/N 12225
          8/22/95 . . . . . . . . . .    S/N 71247

     3) Four (4) each Guttermaker Extruders and Watertite Gutter Machines leased pursuant to [verbal understanding/ arrangement] with Fabwel, Inc. in consideration of $1 annual rent and purchase of raw materials from Fabwel, Inc.

     4) Four (4) Heat Duct Machines leased pursuant to arrangements with AMS of Indiana, Inc., dated 1995, in consideration of $1 annual rent and purchase of raw materials from AMS of Indiana, Inc.

     5) "Warranty Track" software license/lease (unwritten) from GPR Software Systems

II. Agreements, contracts, understandings, arrangements and obligations with any supplier paid more than $250,000 by Acquired Entities in any of the last three fiscal years

          The following vendors exceeded the $250,000 threshold in 1993 and/or 1995 (year-to-date) AND are parties to agreements, contracts, understandings, or arrangements with GMH as described below (records for 1994 are not yet available):

     1) EDISTO HOUSING offers a customer rebate program to purchases of finished homes.
     2) FABWEL, INC. leases equipment to GMH at a nominal rent, pursuant to an oral agreement, in consideration for the purchase of raw materials from Fabwel.
     3) M/H RETAIL, INC. provides services to GMH pursuant to that certain Agreement dated March 23, 1988, by and between M/H Retail, Inc., and GMH, as amended by that certain Amendment dated as of _______________, 1994.
     4) AMS of Indiana, Inc. leases equipment to GMH at a nominal rent, pursuant to an oral agreement, in consideration for the purchase of raw materials from AMS OF GEORGIA.
     5) GENERAL ELECTRIC purchases are at agreed-upon prices pursuant to the GE Appliances National Contract Sales Agreement

or with any customer which has paid more than $500,000 to Acquired Entities in any of the last three fiscal years

     Customers under Volume Incentive Program over $500,000 threshold for 1995 as of August 31, 1995:

     Oakwood Mobile Homes, Inc., Volume Incentive Program pursuant to letter dated 2/9/95 from GMH to Mike Stidham, Executive Vice President of Oakwood Mobile Homes, Inc. [However, see Schedule 7(w) concerning Oakwood's suspension of purchases.]

     Calvary Mobile Homes, Greenville, NC Edisto Housing Center, Inc., Orangeburg, SC Southern Lifestyle Homes, Florence, SC

     Customers under Volume Incentive Program over $500,000 threshold in 1994:

     A&W Mobile Homes
     Edisto Housing Center, Inc.
     Ranch Park
     Southern Lifestyle

     Customers under Volume Incentive Program over $500,000 threshold in 1993:

     A&W Mobile Homes
     Ranch Park
     Edisto Housing Center, Inc.
     Southern Lifestyle

III. Employee bonus, incentive, compensation, profit sharing, retirement, pension, group insurance, death benefit or other fringe benefit plans, deferred compensation and post-termination obligations or trust agreements in effect or under which amounts remain unpaid as of, or are to become effective after, the Closing of the Transaction

     1)   Health Insurance Contract: BCBS Master Contract #23041-001,004 eff.
     5/1/93

     2)   Group Term Life Master Policy: Transamerica Life #BTL199 eff. 8/1/91

     3) Group Travel Accident Insurance Policy: ITT Hartford #ETB-102015 (4/27/94 - 4/27/95)

     4)   GMH Premium Only Cafeteria Plan (A&R 1/1/95)

IV. Collective bargaining agreements with any labor union or other representative of employees

     None

and all employment and consulting contracts not terminable at will without penalty;

     None

V. Each instrument defining the terms on which debts of or guarantees by Acquired Entities in excess of $25,000 have been or may be issued;

SECURED DEBT OBLIGATIONS:

     1)   Deed to Secure Debt to BankSouth, Waycross dated
     5/25/88 encumbering Plant 1, securing two Promissory Notes for $400,000 and $186,793, respectively (personally guaranteed by Sam Scott)

     2) Corporate Guaranty of Deed to Secure Debt to Patterson Bank dated 12/30/93 from Waycross and Ware County Development Authority encumbering Plants 2 and 3 to secure Promissory Note in the original principal amount of $613,727.63, in connection with sale and lease-back transaction

     3) Security Agreement and UCC-1 Financing Statement dated 8/24/94 in favor of NationsBank of Georgia, N.A., encumbering aircraft, engines, propellers, accessories and parts, to secure Promissory Note in the original principal amount of $600,000

     4) Deed to Secure Debt (second mortgage) dated 3/2/95, encumbering Plant 1 real property, to The Patterson Bank, securing Note for payment of Letter of Credit in favor of Tim-Bar Corporation in the maximum amount of $209,000 as Security Deposit under Lease between Hi-Tech and tim-Bar for Plant 4

LETTERS OF CREDIT:

     1) Declining Letter of Credit in favor of Tim-Bar Corporation in the maximum amount of $209,000 (declining at the rate of $9,000 per month) as Security Deposit under Lease between Hi-Tech and Tim-Bar for Plant 4

     2) Irrevocable Letter of Credit in favor of Bankers Insurance Company for $50,000, drawn on The Patterson Bank, dated 5/18/93 (expired 5/18/94), securing South Carolina Manufacturer's Representative License Bonds

REPURCHASE AGREEMENTS (repurchase obligations survive termination of Agreement in each case):

     1)   Bombardier Capital Inc. Floorplan Repurchase Agreement dated 8/7/92

     2) Ford Motor Credit Manufacturer Agreement and Addendum dated 11/19/90 (not signed by Ford Motor Credit)

     3) Green Tree Financial Corporation Stock Floorplan Financing Agreement dated 2/24/95 and Pre-Sold Floorplan Financing Agreement dated 1/25/94

     4) Deere Credit, Inc. (a/k/a Deere Credit Services, Inc., a/k/a John Deere Credit) Manufacturer's Financing Agreement and Addendum dated 7/19/94

     5)   ITT Commercial Finance Corp. Floorplan Repurchase Agreement dated
     3/4/88

     6) NationsCredit Commercial Corporation Inventory Repurchase Agreement dated 7/21/93 and corporate Guaranty by General up to $117,537 on specific invoices, dated 4/3/95

     7)   Whirlpool Financial Corporation Repurchase Agreement dated 4/17/90

     8) Security Pacific Housing Services, Inc. Retail Credit Line arrangements dated 10/9/89, including Manufacturer's Invoicing Certification, Manufacturer's Indemnification Agreement, and personal guaranty (which expired by its own terms on or about 10/9/94)

     9)   SouthTrust Bank Repurchase Agreement dated 11/14/91

     In addition, the Company has entered into repurchase agreements with numerous local and regional financial institutions (generally providing floorplan inventory financing for a single dealer) which in the aggregate represent not more than 20% of the Company's total repurchase obligation (in dollars).

WARRANTY OBLIGATIONS:

     1)   "Gold Card Service" customer service warranty program, which includes
     (i) HUD mandated 1-year warranty and (ii) additional 9-year warranty (insured)

     2) Product warranty obligations pursuant to warranty information contained in Setup Manual, Homeowners' Manual, and advertising literature distributed with finished homes

     3) GMH may have additional liability under warranty claims not yet filed by homeowners resulting from defective composite siding manufactured by Cladwood (See GMH vs. Cladwood on Schedule 7(k)); Negotiations with Cladwood to recover damages incurred by GMH are currently in progress

     4) Barfield vs. Southern Lifestyle Homes, Inc. and General Manufactured Housing, Inc.: breach of contract claim filed June 1995 in South Carolina

     5) Threatened warranty/product liability claim by Thelma Grant, resident of South Carolina

     6) Greg A. Hail vs. GMH and others: warranty claim suit filed in South Carolina; Complaint served on GMH 10/9/95

     7) John R. Edge and Patricia A. Edge vs. General Manufactured Housing, Inc., et al.: warranty claim suit charging fraud and requesting damages "in excess of $10,000" filed in Ware County Superior Court on November 30, 1995

VI. Any agreement limiting the freedom of any of the Sellers or the Acquired Entities to compete in any line of business or with any person,

     None

     or limiting the freedom of any other person to compete with any of the Sellers or any of the Acquired Entities

     None

VII. Other agreements, contracts, arrangements, commitments, instruments, understandings, or obligations, oral or written, to which any of the Acquired Entities is a party and in which any Seller or any Affiliate of any of the Acquired Entities has any interest, direct or indirect, which involve payments of more than $25,000 to or from any of the Acquired Entities

     Sublease Agreement dated 7/1/95 between HI-TECH PROPERTIES, INC. as sublessor and GMH as sublessee for real property referred to as Plant 4

     Sublease Agreement dated 10/10/95 between Hi-Tech Properties, Inc. as sublessor and GMH as sublessee for vacant property adjacent to Plant 4, which provides for rental amounts based on certain assumptions concerning ad valorem taxes and the actual rent amount cannot at this time be precisely determined

VIII. Amounts and terms of all loans or advances by Acquired Entities to the Sellers or their Affiliates or the employees and Affiliates of any of the Acquired Entities;

      After 12/31/94, advances for the first three calendar quarters of 1995 were made to each Seller by GMH in the total amount of $300,000 each, against 1995 income taxes. It is anticipated that additional advances of $100,000 each will be made for each calendar quarter thereafter until the closing date. These amounts are reflected on the books as loans but will be recharacterized as distributions at year-end.

IX. Summary of the anticipated terms and conditions of any item currently being negotiated by or on behalf of any of the Acquired Entities which would upon completion be included within the scope of paragraphs (i) through (viii) of Section 7(g) of the Agreement.

      None

X. (A) Agreements in effect which permit any of the Acquired Entities to incur debt for borrowed money to any bank, insurance company or other financial institution;

      None

      (B) rights or obligations of Acquired Entities under any indenture, mortgage, agreement, contract, arrangement, commitment, instrument, understanding or obligation listed on this Schedule 7(g) which will be materially adversely affected by the Transaction;

      None

      (C) material defaults or claimed, purported or alleged defaults or state of facts which with notice or lapse of time or both would constitute material defaults on the part of any party in the performance of any obligation to be performed or paid by any party under any indenture, mortgage, agreement, contract, arrangement, commitment, instrument, understanding or obligation listed on this Schedule 7(g).

      None

                       MANUFACTURED HOUSING, INC.

              First Amendment to Stock Purchase Agreement
             among Kelly Scott Herold, as Trustee, et al.,
                  General Manufactured Housing, Inc.
                      and GMH Acquisition Corp.

                    Schedule 7(k) "Litigation, Etc."


Suits, actions, litigation, administrative hearings, arbitrations, labor controversies or negotiations, other proceedings or governmental inquiries or investigations, judgments, consent decrees, injunctions, violations of laws, ordinances, requirements, orders and regulations applicable to the business of Acquired Entities, and notices received of claimed default with respect to any of the foregoing:

Attached hereto as Addendum 1 to Schedule 7(k) is a summary of Pending State Cases as of November 27, 1995.

The following EEOC Notices of Discrimination have been issued by the Savannah Local Office of the Equal Employment Opportunity Commission:

      1)  Reynolds: Sex Discrimination Charge filed 9/24/93
      2)  Rollins: Sex Discrimination Charge filed 6/10/94
      3)  Woodie: Sex Discrimination Charge filed 9/16/94
      4)  Fritz: Sex Discrimination Charge filed 6/20/95

Other Pending and Threatened Causes of Action:

      Attached hereto as Addendum 2 to Schedule 7(k) is a summary of certain pending and threatened litigation actions. In addition, Sellers are aware of the following additional causes of action:

      1) GMH vs. Jerry Blaxton; relating to an alleged liability of approximately $10,000 for towing services; Blaxton has defaulted in this matter

      2) GMH vs. Cladwood Division of Smurfitt Newsprint Corporation ("Cladwood"), Product liability claim to recover amounts paid out by GMH to settle warranty claims by homeowners resulting from defective composite siding manufactured by Cladwood

      3) John R. Edge and Patricia A. Edge vs. General Manufactured Housing, Inc., et al.: warranty claim suit charging fraud and requesting damages "in excess of $10,000" filed in Ware County Superior Court on November 30, 1995

                     GENERAL MANUFACTURED HOUSING, INC.

               First Amendment to Stock Purchase Agreement
              among Kelly Scott Herold, as Trustee, et al.,
                   General Manufactured Housing, Inc.
                        and GMH Acquisition Corp.

                   Schedule 7(I) "Licenses and Permits"


1. Complete and accurate list and brief description of all governmental licenses and permits:

     Alabama Manufacturer License No. 4521 (expires 12/31/95) and copy of renewal application (no date)

     Florida DMV License as Manufacturer of Mobile Homes, #MH10075, effective 10/1/95 for 95-96 license year, and Renewal Certificate through 9/30/95 of Bankers Insurance Company Bond No. 33-35881 (originally dated 10/1/93)

     Florida DMV License as Manufacturer of Recreational Vehicles, #MR10150, effective 10/1/95 for 95-96 license year, and Renewal Certificate through 9/30/95 of Bankers Insurance Company Bond No. 33-35880 (originally dated 10/1/93)

     Georgia Manufactured Homes Manufacturer/Dealer License No. 20913 (expires 12/31/95)

     Kentucky Certificate of Acceptability No. 95-MM-10-59 (license to manufacture, import or sell mobile homes to Kentucky Dealers; expires 12/31/95)

     Louisiana Manufacturer License No. 95-M00086 (expires 12/31/95)

     Mississippi Privilege License for Manufacturer No. 95-M0157 (expires
     6/30/96)

     North Carolina Manufacturer's License No. 001113 (expires 6/30/96), Continuation Certificate through 6/30/96 of Selective Insurance Bond No. B73551

     License Bonds, Manufacturer's Representative, to South Carolina Manufactured Housing Board, through Bankers Insurance Company (6/30/95 - 6/30/96): #33-19363, Michael O'Gorman; #33-19364, Tom Howard Moss; #33-
     35895, Braxton Guill; and #33-19365, Bruce C. Hallock

     South Carolina Manufacturer License No. 6255 (expires 6/30/96) and License Bond #33-19361 to South Carolina Manufactured Housing Board through Bankers Insurance Company (6/30/95 - 6/30/96)

     South Carolina Manufacturer License No. 10410 (expires 6/30/96) originally issued to Lamar Housing, L.L.C.; Bankers Insurance Company Bond No. 33-34875 (9/8/95 through 6/30/96) naming Lamar Housing, L.L.C. as principal

     Tennessee Factory-Manufactured Structures License No. 4500 (expires 12/31/95), Continuation Certificate through 12/31/95 of USF&G Bond No. 02-0130-11677-93-6 and Cincinnati Insurance Co. Bond No. 33-35881 effective 12/31/95

     Virginia Manufacturer License #M-1995-00108 (expires 4/6/96)

     HUD certification as HUD-approved manufacturer.

II. Governmental licenses or permits required or to be required in connection with or as a result of the Transaction:

     See response to Part III below.

III. Licenses and permits which may NOT be transferred to the Buyer as contemplated by the Agreement:

     The foregoing licenses may not be transferable, but, to Sellers' knowledge, new licenses should be obtainable by Buyer without undue burden or expense. However, if such licenses are not maintained, sales of the Company's products might be interrupted in the affected jurisdictions.

                    GENERAL MANUFACTURED HOUSING, INC.

               First Amendment to Stock Purchase Agreement
              among Kelly Scott Herold, as Trustee, et al.,
                   General Manufactured Housing, Inc.
                        and GMH Acquisition Corp.


                Schedule 7(n) "No Material Adverse Change"


I. Material adverse changes in the condition of any of the Acquired Entities, financial or otherwise:

     Oakwood Mobile Homes gave notice on or about August 25, 1995, that they will suspend purchases from GMH. The Buyer was promptly notified of this development (i.e., prior to signing or executing this Agreement). In its notification, Oakwood characterized this situation as temporary; however, no assurances can be given that such suspension may not be permanent. During the first six months of 1995, sales to Oakwood accounted for approximately 10% of GMH's total revenues during that period.

II. Other facts, conditions, proposals or circumstances relating to the business and which materially adversely affects or will in the future affect the same:

     None

III. Employee Controversies:

     The following EEOC Notices of Discrimination issued by the Savannah Local Office of the Equal Employment Opportunity Commission:

     1)   Reynolds: Sex Discrimination Charge filed 9/24/93
     2)   Rollins: Sex Discrimination Charge filed 6/10/94
     3)   Woodie: Sex Discrimination Charge filed 9/16/94
     4)   Fritz: Sex Discrimination Charge filed 6/20/95

     The Georgia State Board of Workers' Compensation awarded former-employee Clifford Steverson the sum of $225.00 per week commencing July 16, 1993, and continuing until further award, plus medical expenses and attorney fees, in its opinion dated August 31, 1994, relating to an accident occurring on 1/9/92.

     Attached to the Stock Purchase Agreement dated 10/10/95 as "Addendum to
     Schedule 7(n)" is a schedule of Workers' Compensation Insurance claims made or which might be made by employees of the Acquired Entities.

                     GENERAL MANUFACTURED HOUSING, INC.

               First Amendment to Stock Purchase Agreement
              among Kelly Scott Herold, as Trustee, et al.,
                   General Manufactured Housing, Inc.
                        and GMH Acquisition Corp.

                        Schedule 7(p) "Insurance"


1. List of all insurance policies of each of the Acquired Entities and a description of the terms thereof:

     Commercial General Liability Insurance Policy; Bankers Insurance Co. #GLA 10 S100104-00 (3/31/95 - 3/31/96); covering all plants plus M/H Retail,
     Inc., and products liability

     Commercial Property Insurance Policy; Pennsylvania Lumbermens #10-G-012-03-95 (3/31/95 - 3/31/96) covering 2255 Industrial Drive (Plant 1); Airport Hangar; 2875 Fulford Rd (Plant 4); all inventory (raw materials and finished goods) and machinery and equipment at all locations

     Commercial Property Insurance Policy; Georgia Casualty & Surety Company #CMP0003174 (6/17/95 - 6/17/96) covering 3233 Industrial Blvd. (Plant 2)

     Commercial Property Insurance Policy; Georgia Casualty & Surety Company #CF 3260 (11/17/94 - 11/17/95) covering 2170 Industrial Blvd., Waycross, GA (Plant 3)

     Aircraft Insurance Policy; Insurance Company of North America Policy #S00293714 on 1979 King Air 200, N-561SS (9/17/94 - 9/17/95)

     Workers' Comp/Employer's Liability Ins. Policy: Georgia Casualty & Surety Company #WC 922721 (4/6/95 - 4/6/96)

     Auto Insurance Policy: Georgia Casualty & Surety Company #BA 922723 (4/6/95-4/6/96) covering all trucks and cars

     Time Insurance Company Policy Number 02220903 insuring the life of Sam Scott in the face amount of $1,000,000 is owned by Mrs. Sherry Scott but GMH pays premiums and is entitled to reimbursement therefor on policy payout under a "split-dollar" arrangement; net benefits accrue to insured's beneficiaries

     Lamar Housing LLC; Commercial Property Coverage; Pennsylvania Lumbermens Mutual Insurance Company #39-L-053-01-95; effective 8/17/95

     Lamar Housing LLC; Workers Compensation and Employers Liability Policy; Cincinnati Insurance Company #6C28-UB-716V318-1-95; effective 9/1/95-1/1/96

     Lamar Housing LLC; General Liability Insurance; Bankers Insurance #GLA 39 S100128-00; expires 1/1/96

     See also "Addendum to Schedule 7(p)" (List of additional insurance policies) attached to the Stock Purchase Agreement dated 10/10/95


II. Claims (other than Workers' Compensation claims) in excess of $50,000 each or $100,000 in the aggregate made or pending on the insurance policies listed in I. above since January 1, 1992:

     None

                    GENERAL MANUFACTURED HOUSING, INC.


               First Amendment to Stock Purchase Agreement
              among Kelly Scott Herold, as Trustee, et al.,
                   General Manufactured Housing, Inc.
                        and GMH Acquisition Corp.

                      Schedule 7(s) "Company Actions"


I.   Capital stock or other corporate securities issued since the Audit Date:

     None

II. Amounts borrowed and liabilities incurred (other than in the ordinary course of business) since the Audit Date:

     Deed to Secure Debt (second mortgage) dated 3/2/95, encumbering Plant 1 property to The Patterson Bank, securing Note in the maximum amount of $209,000, for payment of a declining Letter of Credit in favor of Tim-Bar Corporation (declines at the rate of $9,000 per month), as Security Deposit under Lease between Hi-Tech and Tim-Bar for Plant 4

III. Liens, encumbrances, obligations, and liabilities discharged, satisfied, or paid (other than current liabilities shown on the balance sheet as of the Audit Date and current liabilities incurred in the ordinary course of business) since the Audit Date other than in compliance of the covenant to discharge all funded indebtedness:

     None

IV. Payments or distributions to stockholders and purchases or redemptions of shares of capital stock since the Audit Date:

     After 12/31/94, advances for the first three calendar quarters of 1995 were made to each Seller by GMH in the total amount of $300,000 each, against 1995 income taxes. It is anticipated that additional advances of $100,000 each will be made for each calendar quarter thereafter until the closing date. These amounts are reflected on the books as loans but will be recharacterized as distributions at year-end.

V.   Stock splits and reclassifications since the Audit Date:

     None

VI. Assets mortgaged, pledged or subjected to lien, charge or other encumbrance (other than mechanics' liens or tax liens not yet due and payable) since the Audit Date:

     Deed to Secure Debt (second mortgage) dated 3/2/95, encumbering Industrial Blvd. property to The Patterson Bank, securing Note in the maximum amount of $209,000, for payment of a declining Letter of Credit in favor of Tim-Bar Corporation (declining at the rate of $9,000 per month) as Security Deposit under Lease between Hi-Tech and Tim-Bar for Plant 4

VII. Tangible assets sold, assigned or transferred and debts and obligations cancelled (except in the ordinary course of business) since the Audit Date:

     In 1995, GMH's lease of a 1993 Jaguar automobile provided to Sam Scott expired, whereupon Mr. Scott personally exercised the option (included in such lease) to purchase such automobile.

     GMH recently has transferred the following personal property to Sellers:
     Persona {Computer (located in Sam Scott's Waycross residence) and fax machine (located in Sam Scott's Montana residence) to Sam Scott; fax machine and printer (located in Kelly Herold's California residence) to Kelly Herold.

VIII. Business Property Rights sold, assigned or transferred since the Audit
      Date:

      None

IX. Extraordinary losses suffered and rights of substantial value waived since the Audit Date:

      None

X. Changes in officer compensation (except in the ordinary course of business and consistent with past practice) since the Audit Date:

      None

XI. Investments made in, money advanced to, and obligations guaranteed for any third person or entity since the Audit
      Date:

      None

XII. Transactions entered into (other than in the ordinary course of business) since the Audit Date:

      Lamar Housing, L.L.C. was merged into General Manufactured Housing, Inc. on December 15, 1995

      Sublease Agreement dated as of 10/10/95 between Hi-Tech Properties, Inc. and General Manufactured Housing, Inc. for unimproved real property adjacent to Plant 4, used for storage of finished goods

                     GENERAL MANUFACTURED HOUSING, INC.

               First Amendment to Stock Purchase Agreement
              among Kelly Scott Herold, as Trustee, et al.,
                   General Manufactured Housing, Inc.
                        and GMH Acquisition Corp.

                Schedule 7(t) "Related Party Transactions"

Current transactions with the Sellers or their Affiliates or any Affiliate of any Acquired Entity (including purchases, acquisitions, leases, transfers or any other transaction or agreement):

SEE NOTE 5 TO THE 1994 AUDITED FINANCIAL STATEMENT:

After 12/31/94, advances for the first three calendar quarters of 1995 were made to each Seller by GMH in the total amount of $300,000 each, against 1995 income taxes. It is anticipated that additional advances of $100,000 each will be made for each calendar quarter thereafter until the closing date. These amounts are reflected on the books as loans but will be recharacterized as distributions at year-end.

Sublease Agreement dated 7/1/95 between HI-TECH PROPERTIES, INC. as sublessor and GMH for real property referred to as Plant 4.

Sublease Agreement dated as of 10/10/95 between HI-TECH PROPERTIES, INC. as sublessor and GMH for vacant lot adjacent to Plant 4.

Patterson Bank issued Declining Letter of Credit dated 3/2/95, in the maximum amount of $209,000, in favor of Tim-Bar Corporation in the name of GMH and secured by a GMH Deed to Secure Debt encumbering GMH real property, as the Security Deposit under the primary Lease for Plant 4 between Hi-Tech Properties, Inc. and Tim-Bar Corporation

In 1995, GMH's lease of a 1993 Jaguar automobile provided to Sam Scott expired, whereupon Mr. Scott personally exercised the option (included in such lease) to purchase such automobile.

The grounds of Sam Scott's personal residence are maintained by the lawn service contractor engaged by GMH. Mr. Scott pays 50% of the total cost of lawn services provided under such contract.

M/H Retail, Inc. engages in regular business transactions with GMH with respect to warranty service and sales of surplus materials.

GMH recently has transferred the following personal property to Sellers:
Personal Computer (located in Sam Scott's Waycross residence) and fax machine (located in Sam Scott's Montana residence) to Sam Scott; fax machine and printer (located in Kelly Herold's California residence) to Kelly Herold.

Sublease Agreement dated as of 10/10/95 between Hi-Tech Properties, Inc. and General Manufactured Housing, Inc. for unimproved real property adjacent to Plant 4, used for storage of finished goods

                     GENERAL MANUFACTURED HOUSING, INC.

               First Amendment to Stock Purchase Agreement
              among Kelly Scott Herold, as Trustee, et al.,
                   General Manufactured Housing, Inc.
                        and GMH Acquisition Corp.


     Revised Addendum 2 to Schedule 7(e) - List of all motor vehicles


1.   1974. . .  Ford . . .  (Trash Truck). . . . . . .  S/N 83301
2.   1985. . .  Ford . . .  (Trash Truck). . . . . . .  S/N 08760
3.   1988. . .  Dodge. . .  (Parts Truck). . . . . . .  S/N 07299
4.   1984. . .  Chevrolet.  (Maintenance). . . . . . .  S/N 85260
5.   1984. . .  Ford . . .  (Trash Truck). . . . . . .  S/N 28368
6.   1980. . .  Ford . . .  (Frame Shop) . . . . . . .  S/N G0484
7.   1991. . .  Lincoln. .  (Visiting Dealers) . . . .  S/N 50884
8.   1995. . .  Dodge. . .  (Pickup Materials Truck) .  S/N 03513
9.   1984. . .  GMC. . . .  (FOR SALE) . . . . . . . .  S/N 46207
10.  1990. . .  Dodge Van.  (Medical). . . . . . . . .  S/N 60418
11.  1983. . .  Ford . . .  (Trash Truck). . . . . . .  S/N 47331
12.  1987. . .  Ford . . .  (Trash Truck). . . . . . .  S/N 02742

                              PENDING STATE CASES
                               November 27, 1995


Alabama
               SN # 3137     Joyce Spivey     Salem     Crystal Valley
                             State Inspection at 10/18 - work order to Richard Lott 11/2
                             Wants settlement $450 to Kool Seal room & for siding that can not be matched

               SN # 2050     Leslie Morse     Five Points     Steve Ward
                             Asking for State Inspection - Set-up -
                             Attorney involved

               SN # 6402     Killingsworth     Andalusia     Southland
                             Cosmetic; set-up; not blocked correctly - asking for State Inspection

Florida

               SN # 3969     Terry Ponder     Tampa     Godwins
                             State ReInspection 10/20 - Don Miller
                             attended.  HOLD until dealer completes
                             work - excessive moisture.  Sagging
                             ceiling/soft spot

               SN # 1526     Nancy Barnett     Howey in Hills  Ed's
                                               Factory Showcase
                             State ReInspection 10/26 - Don Miller
                             attended
                             Wants new roof and settlement - Deflections in roof - State needs letter that within tolerance. Called HWC & Sunbelt

               SN # 5057     Lisa Harris     Lithia     Quality-Plant
                                                        City
                             State Inspection 9/27 - not notified - work order issued 10/4 - Al D
                             Gap at base cabinet & front door - Major set-up problems
                             HOLD until dealer completes work

               SN # 3687     Yarbrough     Lake City     K & E
                             Customer took down wall - Roof sagging
                             Waiting for State Inspection

               SN # 3703     Famous Brown     Live Oak     K & E
                             State Inspection 11/8 - Correct & replace data plate
                             Remainder set-up

               SN # 4961     Baxter     Live Oak     Summerset
                             State Inspection 12/7 at 10 AM - Dwaine has work order
                             Floors; walls - waiting on counter top
                             ? attending

Georgia

               SN # 6343     Randall Gary     Jefferson     Carefree
                             Work order issued 9/25 - finished 10/2 - return issued 10/13 JS

               SN # 5486     John Braswell     Bethelem     Carefree
                             State Inspection 10/17 - Rodney Wallace - work order 11/14

               SN # 1082     Rhonda Roberson      Douglas     Hilliard
                             State Inspection 11/15 - Bob Merritt
                             attended - Floors - electrical

               SN # 3763     Dahlberg     Aeworth     Atl. MH Brokers
                             State Inspection 12/7 at 10 AM - may be
                             set-up - bowed walls
                             Customer is problem - difficult
                             ? attending

               SN # 6211     Ramos     Americus     Housing Brokers
                             State Inspection 11/13 - Gary Guy - Furnace problems - Coleman

               SN # 4163     Hood     Buford     Great American
                             State Inspection 11/16 - Rodney Wallace
                             attended - floors; walls

               SN # 1390     Wade     Sylvania     Jones & Veal
                             State Inspection 11/16 - Ceiling cracks -
                             sandy soil- SN # 7487 Hall   Dublin Country Classic
                             State Inspection 11/28 at 11 AM - Major
                             set-up problems
                             Bettie attending Customer wants to rescind sale

               SN # 6452     Wilbanks     Tiger     Bob's Family
                             Housing Inspection 11/30 at 11 AM - set-up;
                             cosmetic
                             Rodney Wallace attending

North
Carolina

               SN # 1421     George Sports     Lillington     Harry Reed
                             State ReInspection 11/2 at 8 AM - RC
                             attended.  Info 11/3

               SN # 4087     Edward Davidson                 Kelly Homes
                             10/16 Hazel thinks hearing best way to
                             close
                             HEARING 10/28 at 9AM in Raleigh - Drew
                             attending

               SN # 6754     Stephen Nadeau     Conway     Oakwood -
                                                           Conway
                             State Inspection 10/13 - Pat Yates
                             attended.  Work order 10/18
                             Minor; most against dealer.  HOLD per
                             customer until 11/30 - Pat

               SN # 3627     Mims/Ackerman     Andrews     Howard Homes
                             State Inspection 10/26 - Pat Yates attended
                             Mostly set-up - Cosmetic - Door leaks - Pat has work order

               SN # 3205     Herndon          Cope         Edisto Housing
                             State Inspection 11/6 - Pat Yates attended
                             Minor - mostly cosmetic - Pat has work
                             order
                             Kitchen tile/doors - Danube to replace
                             carpet - also set-up
                             Jerry Metts has work order

               SN # 3510     James          Hartsville         Southern
                                                               Lifestyle
                             State Inspection 11/9 - Pay Yates attended

Tennessee

               SN # 6276     Burke          Full Branch     Capitol Homes
                             Mostly set-up - Asking for State Inspection

               SN # 5495     Davis          Speedwell       Oakwood
                             Ceiling cracks, carpet, trim, set-up -
                             Kevin Hall has work order

NO. 15 - Status of litigation actions; pending and threatened.

1. Jamie R. Alexander and Michell Norman Alexander vs. General Manufactured Housing, Inc., Meadows Industries, Inc., d/b/a Meadows Mobile Homes, and Green Tree Financial Corporation United States District Court, Southern District of Mississippi, Southern Division Civil Action No. 1:95cv112BrB

Plaintiffs filed suit January 25, 1994 seeking damages against General and other defendants in the amount of $50,000. The complaint arises primarily from warranty claims for the purchase of a 1992 General House. General is being defended by the Law Firm of Byrd & Wiser in Biloxi, Mississippi. Management is contesting this matter vigorously. This case is set for trial on April 16, 1996. The Law Firm of Kopp and Conner, P.C. is not directly involved in the defense of this cause of action.

2. Janet Lehman and Gabriel Lehman vs. Quest Mobile Homes, Inc., General Manufactured Housing, Inc., Cathy Ward, Individually and M.M. Pickett, Individually. Circuit Court of Forrest County, Mississippi Civil Action No. 6-94-4279

This cause of action is being defended by Byrd and Wiser in Biloxi, Mississippi. This is also a warranty type claim and General intends to contest it vigorously. This cause of action is still in the discovery period.

3. David and Karen S. Barfield vs. Southern Lifestyle Homes, Inc. and General Manufactured Homes, Inc. Court of Common Pleas, Florence, South Carolina Civil Action No. #95-CP-21-735

This cause of is also a warranty type claim and General intends to contest it vigorously. This cause of action is being defended by Stanton, Jones & Smith in Hartsville, South Carolina. This cause of action is in the discovery period.

4. Barry Murray and Sandra Murray vs. General Manufactured Housing, Inc. Ware Superior Court Civil Action File No. 95V-794

This cause of action is a personal injury lawsuit and loss of consortium action. This cause of action is being defended by Kenny Carswell of Jesup, Georgia. This cause of action is in the discovery period.

5. Greg A. Hall vs. General Manufactured Housing, Inc., Southern Lifestyle Homes, Inc., and Green Tree Financial Corporation Court of Common Plea, Second Judicial Circuit of South Carolina Civil Action File No. 95-CP-02-732

This cause of action is a warranty type claim. This cause of action is being defended by Fox & Verenes of Aiken, South Carolina. This cause of action is in the discovery period.

THREATENED LITIGATION

6. Thelma Loney Grant - slip and fall accident; date of accident 1/4/95; defect in mobile home caused bathroom to flood; claimant slipped and fell. Ms. Grant is represented by an attorney, Edward S. Ervin, IV in Sumter, South Carolina

7. Vicki A. Curtis; date of accident 7/16/95; personal injury/negligence claim; debris from mobile home repairs left in yard; claimant fell over debris and broke her leg; medicals to date totalling $1,402.15. Ms. Curtis is represented by an attorney, William S. Eubanks in Black Mountain, North Carolina.

8. George and Rose Roberson; mobile home destroyed by fire, the insurer contends that the mobile home had electrical defects which caused the fire. This case has been turned over to General's insurance carrier.